UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) December 1, 2010

SILLENGER EXPLORATION CORP.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-53420 (Commission File Number)	00-0000000 (I.R.S. Employer Identification No.)
277 Lakeshore Rd. E. Suite # 206, Oakville, Ontario (Address of principal executive offices)		L6J 1H9 (Zip Code)

Registrant’s telephone number, including area code (905) 582-2434

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

On December 1, 2010, Sillenger Exploration Corp. (the “Company”) elected Michel E. Ghostine to the Company’s Board of Directors.

There is no arrangement or understanding between Mr. Ghostine and any other person pursuant to which Mr. Ghostine was appointed as a director of the Company. Mr. Ghostine will be eligible, along with the Company’s other directors, to participate in all non-management director compensation plans or arrangements when and if they become available.  The Company has not been a party to any transaction in the last fiscal year, and is not a party to any currently proposed transaction, in which Mr. Ghostine or any of his immediate family members (as such term is defined in Item 404 (b) (ii) of Regulation S-K) was or is a participant, or in which Mr. Ghostine or his immediate family members had or will have a direct or indirect material interest. Set forth below is information that has been furnished to the Company by Mr. Ghostine.

Michel E. Ghostine, age 43, currently is an Associate and Advisor to FCMI Global, Inc., providing advice on mining, hydrocarbon and natural resources in the Republic of Guinea Bissau, the Republic of Equatorial Guinea, as well as other African countries.  Prior to that, from 2007 to 2010 he served as General Manager of Consolidated Construction Company in Africa for various projects in gas refinery, oil infrastructure and steel. From 2005 to 2007 he was an Advisor for business development to SAMSSON Group, a multinational corporation.  Prior to that from 1994 to 2005 he was the Managing Director of Cabinet D’Architecture M.E.G., a company specializing in commercial and residential contraction projects in Togo, Africa and Beirut, Lebanon.  From 1993 to 1994, he worked as a Project Manager for Michka Trading Co. Ltd. in Togo, Africa and from 1992 to 1993 as an Architect for OGER Liban, a company involved in commercial design and construction projects in the Middle East.

Mr. Ghostine holds a Bachelor of Science degree in Architecture from Holy Spirit University, U.S.E.K, Kaslik, Lebanon.

Item 8.01      Other Events.

On December 1, 2010, the Company issued a press release regarding the election of Mr. Ghostine to the Board of Directors. The description herein of the press release is only a summary and is qualified in its entirety by the full text of such document, which is filed as Exhibit 99.1 hereto and is incorporated herein by this reference.

The Company expressly disclaims any obligation to update this press release and cautions that it is only accurate of the date it was presented. The inclusion of any date or statement in this press release does not signify that the information is considered material.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
99.1	Press Release announcing the appointment of Michel E. Ghostine as a Director of the Company dated December 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sillenger Exploration Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

SILLENGER EXPLORATION CORP.

Dated: December 2, 2010	By: /s/ John Gillespie
John Gillespie –CEO & President